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                                                                   EXHIBIT 99.11


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 2-92915 of MFS Municipal Series Trust, of our reports dated May 8, 1998, appearing in the annual reports to shareholders for the year ended March 31, 1998, and to the references to us under the headings "Condensed Financial Information" in the Prospectuses and "Independent Accountants and Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts
July 17, 1998